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                                                                   EXHIBIT 23.06

                             CONSENT OF RONEY & CO.



   Conditioned upon the inclusion of our entire opinion letter as Annex B to the joint proxy statement/prospectus of Daedalus Enterprises, Inc. and S.T. Research Corporation, which joint proxy statement/prospectus is part of the Amendment No. 1 to the Registration Statement on Form S-4 of Daedalus Enterprises, Inc., we hereby consent to the use of our name and to the description of our opinion letter dated December 23, 1997, under the captions
"Summary -- Opinion   of DEI's Financial Advisor" and "The Merger and Related
Matters -- Opinion of DEI's Financial Advisor" and acknowledge that such use of our name and such description is in a form acceptable to us and our counsel. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        RONEY & CO.